UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

451 Creamery Way

Exton, Pennsylvania 19341

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 610-524-7272

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OFLX	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 13, 2023, Omega Flex, Inc. (the “Company”) held its Annual Meeting of Shareholders at which three proposals were voted upon:

1.	election of three class 3 directors for a three-year term,
2.	approval, on a non-binding advisory basis, of the executive compensation of the named executive officers of the Company (“Say on Pay”), and
3.	ratification of appointment of independent auditors.

Proposal 1 – Election of Directors. The following persons were duly elected to serve, subject to the Company’s by-laws, as directors of the Company for a three-year term expiring at the 2026 annual shareholders’ meeting, or until election and qualification of their successors:

Director	Marc F. Albino	James M. Dubin	Kevin R. Hoben
Votes For	8,826,192	7,116,642	8,906,079
Votes Withheld	118,820	1,828,370	38,933
Broker Non-Votes	1,001,091	1,001,091	1,001,091

Proposal 2 – Say on Pay. The executive compensation of the named executive officers as disclosed in the proxy statement was approved, on a non-binding advisory basis:

For	8,911,240
Against	18,151
Abstain	15,621
Broker Non-Votes	1,001,091

Proposal 3 – Ratification of Audit Committee’s appointment of auditors. The proposal to ratify the appointment by the Audit Committee of the Board of Directors of independent auditors to audit the Company’s financial statements for the year ending December 31, 2023, was ratified by the shareholders:

For	9,944,148
Against	1,604
Abstain	351

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMEGA FLEX, INC.

Date: June 14, 2023	By:	/s/ Matthew F. Unger
Matthew F. Unger
Vice President – Finance
(Chief Financial Officer)

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